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                                                                    Exhibit 99.2

Sunterra Corporation
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                                                                    NEWS RELEASE

CONTACT:

Malinda Bombardo
Sunterra Corporation
(407) 532 1244

                    SUNTERRA CORPORATION CONSUMMATES PLAN OF
           REORGANIZATION, EXITS FROM CHAPTER 11 BANKRUPTCY AND CLOSES
                            $300 MILLION REFINANCING

ORLANDO, FLORIDA (July 29, 2002) - Sunterra Corporation today announced that its plan of reorganization had become effective and consequently it had emerged from its Chapter 11 bankruptcy cases. Simultaneously, Sunterra entered into a $300 million exit financing facility provided by Merrill Lynch Mortgage Capital Inc. Sunterra and certain of its subsidiaries filed for reorganization under Chapter 11 on May 31, 2000.

Nick Benson, CEO of Sunterra said "This is a truly momentous day for Sunterra, all of our loyal staff and our members throughout the world. Our emergence from bankruptcy would not have been possible without their support and dedication. We have exciting plans for the future, and we are now poised to re-establish the company as the global leader in the vacation ownership industry. I extend my heartfelt thanks to everyone who helped us through the last two years."

Sunterra Corporation is one of the world's largest vacation ownership companies, with owner families and resorts in North America, Europe, the Pacific and the Caribbean.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this release constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding Sunterra's plans for the future of the company. Actual results or developments may differ from those provided for in any of the forward-looking statements